UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2024

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 East Main Street Ayer, Massachusetts	01432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AMSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2022 Stock Incentive Plan and Amended and Restated 2007 Director Stock Plan. On August 2, 2024, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved an amendment and restatement of the Company’s 2022 Stock Incentive Plan (the “2022 Plan”), and an amendment to the Company’s Amended and Restated 2007 Director Stock Plan (the “2007 Director Plan”).

2022 Plan

At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2022 Plan to increase the total number of shares of common stock authorized for issuance under the 2022 Plan from 1,150,000 shares to 4,400,000 shares.

The foregoing amendment and restatement of the 2022 Plan was approved by the Board on May 23, 2024, subject to and effective upon stockholder approval.

The foregoing description of the amendment and restatement of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the 2022 Plan, as amended and restated, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

2007 Director Plan

At the Annual Meeting, the Company’s stockholders approved an amendment to the 2007 Director Plan to increase the total number of shares of common stock authorized for issuance under the 2007 Director Plan from 430,000 shares to 580,000 shares.

The foregoing amendment to the 2007 Director Plan was approved by the Board on May 23, 2024, subject to and effective upon stockholder approval.

The foregoing description of the amendment to the 2007 Director Plan does not purport to be complete and is qualified in its entirety by reference to the 2007 Director Plan, as amended by the amendment, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 2, 2024, the Company held its Annual Meeting. A total of 27,963,530 shares of the Company’s common stock were present electronically or represented by proxy at the Annual Meeting, representing approximately 75.6% of the Company’s outstanding common stock as of the June 6, 2024 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 20, 2024.

1. The Company’s stockholders elected the following directors to the Board of Directors of the Company (the “Board”):

DIRECTOR	VOTES FOR	VOTES WITHHELD
Laura A. Dambier	20,571,775	296,596
Arthur H. House	18,851,686	2,016,685
Margaret D. Klein	20,494,878	373,493
Barbara G. Littlefield	20,496,366	372,005
Daniel P. McGahn	20,688,677	179,694
David R. Oliver, Jr.	20,111,683	756,688

There were 7,095,159 broker non-votes for each director.

2. The Company’s stockholders voted to approve the amendment and restatement of the 2022 Plan to add 3,250,000 shares to the total number of shares available for issuance thereunder by a vote of 19,379,940 shares of common stock for, 1,220,790 shares of common stock against and 267,641 shares of common stock abstaining. There were 7,095,159 broker non-votes on this matter.

3. The Company’s stockholders voted to approve an amendment to the 2007 Director Plan to add 150,000 shares to the total number of shares available for issuance thereunder by a vote of 19,490,570 shares of common stock for, 1,126,586 shares of common stock against and 251,215 shares of common stock abstaining. There were 7,095,159 broker non-votes on this matter.

4. The amendment to the Company’s Restated Certificate of Incorporation, as amended, to provide for exculpation of officers to the extent permitted by the General Corporation Law of the State of Delaware did not receive the requisite majority of outstanding shares and was not approved. 17,273,502 shares of common stock voted for, 3,101,902 shares of common stock voted against and 492,967 shares of common stock abstained. There were 7,095,159 broker non-votes on this matter.

5. The Company’s stockholders voted to ratify the appointment by the Audit Committee of the Board of RSM US LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 27,044,748 shares of common stock for, 108,265 shares of common stock against and 810,517 shares of common stock abstaining. There were no broker non-votes on this matter.

6. The Company’s stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers by a vote of 19,132,979 shares of common stock for, 1,220,532 shares of common stock against and 514,860 shares of common stock abstaining. There were 7,095,159 broker non-votes on this matter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	2022 Stock Incentive Plan, as Amended and Restated.

10.2	Amended and Restated 2007 Director Stock Plan, as Amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 5, 2024	By:	/S/ JOHN W. KOSIBA, JR.
John W. Kosiba, Jr.
Senior Vice President and Chief Financial Officer